UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On December 7, 2012, QR Energy, LP (the “Partnership”), QRE GP, LLC and QRE Operating, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Raymond James & Associates, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of 12,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) to be sold by the Partnership at a price to the public of $16.24 per Common Unit ($15.5904 per Common Unit, net of underwriting discounts). The Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,800,000 Common Units from the Partnership (together with the Firm Units, the “Units”). On December 10, 2012, the Underwriters exercised in full their option to purchase the additional 1,800,000 Common Units. The material terms of the offering of the Units are described in the prospectus, dated December 7, 2012, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on December 10, 2012. The offer and sale of the Units was registered with the Commission pursuant to a registration statement on Form S-3 (Registration No. 333-181820). Closing with respect to the Units is expected to occur on December 12, 2012, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Furthermore, the officers and directors of the Partnership’s general partner have agreed with the Underwriters not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of RBC Capital Markets, LLC.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business for which they may receive customary fees and reimbursement of expenses. Additionally, affiliates of certain of the Underwriters are lenders under the Partnership’s credit facility and accordingly will receive substantially all of the net proceeds from the offer and sale of the Units.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On December 7, 2012, the Partnership issued a press release announcing that it had priced the offering of the Units. On December 11, 2012, the Partnership issued a press release announcing the Underwriters’ exercise in full of their option to purchase additional Common Units. Copies of these press releases are furnished as Exhibits 99.1 and 99.2, respectively.

The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	Other Events.

The opinions of Vinson & Elkins L.L.P. are filed herewith as Exhibits 5.1 and 8.1 and are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 7, 2012, by and among QR Energy, LP, QRE GP, LLC, QRE Operating, LLC, and RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Raymond James & Associates, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the units

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	QR Energy, LP Press Release dated December 7, 2012

99.2	QR Energy, LP Press Release dated December 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name:	Gregory S. Roden
Title:	Vice President and General Counsel

Dated: December 11, 2012